UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 30, 2008

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	0-8707	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 East 1700 South, Provo, Utah		84606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone, including area code:	(801) 342-4300

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Employment Agreement Amendments

On December 30, 2008, Nature’s Sunshine Products (the “Company”) amended certain terms of employment of Greg Halliday, the Company’s President, U.S. Sales and Marketing and entered into a restated employment agreement (the “Agreement”).  The terms of the Agreement have been described in previous filings and were amended to reflect Mr. Halliday’s current base salary of $190,000, increase the severance benefits to which Mr. Halliday would be entitled to receive in the event the Company terminates his employment without cause and bring the Agreement into documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

The terms of the Agreement previously provided for a cash severance payment equal to three months of Mr. Halliday’s then current base salary and continued medical coverage for himself and his family in the event the Company terminates his employment without cause.  Pursuant to the terms of the amended Agreement, in the event his employment is terminated without cause, Mr. Halliday would be entitled to receive a cash severance payment equal to one year of his then-current base salary paid in monthly installments and continued medical coverage for himself and his family for twelve months.

On the same date the Company amended the employment agreements in effect for the following executive officers to bring their agreements into documentary compliance with Section 409A:  Douglas Faggioli, Chief Executive Officer; Stephen M. Bunker, Chief Financial Officer & Executive Vice President, Finance; Bryant J. Yates, President — International; and John DeWyze, Executive Vice President — Operations, Quality Assurance, Research and Development and Health Sciences.  The Company made no material amendments to the employment terms of Messrs. Faggioli, Bunker, Yates and DeWyze.  The employment agreements in effect for Messrs. Faggioli and DeWyze were amended to reflect their current base salaries of $393,260 and $195,000, respectively..

The foregoing summary does not purport to be a complete description of the agreements and is qualified in its entirety by reference to such agreements, which are filed as Exhibits 10.1 through 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following documents are filed as exhibits to this report:

10.1	Employment Agreement dated December 30, 2008, by and between Nature’s Sunshine Products, Inc. and Greg Halliday.

10.2	Employment Agreement dated December 30, 2008 by and between Nature’s Sunshine Products, Inc. and Douglas Faggioli.

10.3	Amendment dated December 30, 2008 to Employment Agreement by and between Nature’s Sunshine Products, Inc. and Stephen M. Bunker

10.4	Amendment dated December 30, 2008 to Employment Agreement by and between Nature’s Sunshine Products, Inc. and Bryant J. Yates.

10.5	Employment Agreement dated December 30, 2008 by and between Nature’s Sunshine Products, Inc. and John DeWyze.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nature’s Sunshine Products, Inc.

Dated: January 12, 2009	By:	/s/ Stephen M. Bunker
Chief Financial Officer